Exhibit 3.16

BYLAWS

OF

EAGLE HIGH REACH EQUIPMENT, LLC

a Delaware limited liability company

INTRODUCTION

A. Agreement. These Bylaws shall be subject to the Limited Liability Company Agreement, as from time to time in effect (the “Agreement”), of Eagle High Reach Equipment, LLC, a Delaware limited liability company (the ‘Company”). In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall control.

B. Definitions. Capitalized terms used herein and not defined are used as defined in the Agreement.

ARTICLE I.

MEETING OF MEMBERS

Section 1. Place of Meetings and Meetings by Telephone. Meetings of Members shall be held at any place designated by the Board of Managers (the “Board”). In the absence of any such designation, meetings of the Members shall be held at the principal place of business of the Company. Any meetings of the Members may be held by conference telephone or similar communication equipment so long as all Members participating in the meeting can hear one another, and all Members participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 2. Call of Meeting. Meetings of the Members may be called at any time by the Board for the purpose of taking action upon any matter requiring the vote or consent of the Members as provided herein or in the Agreement or upon any other matter as to which such vote or approval is deemed by the Board to be necessary or desirable. Meetings of the Members shall be called promptly by the Board upon the written request of any member.

Section 3. Notice of Meetings of Members. All notices of meetings of Members shall be sent or otherwise given in accordance with Section 4 of this Article I not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

Section 4. Manager of Giving Notice. Notice of any meeting of Members shall be given personally or by telephone to each Member of sent by first class mail, by telegram or telecopy (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of a notice pursuant to Section 13.5 of the Agreement. Notice shall be deemed to have been given as provided in Section 13.5 of the Agreement.

Section 5. Adjourned Meeting; Notice. Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for forty five (45) days or more from the date set forth the original meeting, in which case the Board shall set a new record date and shall give notice in accordance with the provisions of Sections 3 and 4 of this Article I. At any adjourned meeting, the Company may transact business that might have been transacted at the original meeting.

Section 6. Quorum Voting. At any meeting of the Members, all of the Members, present in person or by proxy, shall constitute a quorum for all purposes. Each Member shall have one (1) vote for each one percent (1%) Percentage Interest held by such Member on the record date. Except as otherwise required by the Agreement, these Bylaws or applicable law, all matters shall be determined by the unanimous vote or consent of the Members.

Section 7. Cabinet of Meeting. Meeting of the Members shall be presided over by the President of the Company, or if he or she is not present, by the Vice-President, or if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Company shall act as Secretary of such meetings, or if he or she is not present, any Assistant Secretary shall act as Secretary of such meetings.

Section 8. Waiver of Notice by Consent of Absent Members. The transactions of a meeting of Members, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Members. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not include in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 9. Member Action by Written Consent Without a Meeting. Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by all of the Members. Any such written consent may be executed and given by telecopy or similar electronic means. Such consents shall be filed with the Secretary of the Company and shall be maintained in the Company’s records.

Section 10. Record Date for Member Notice, Voting and Giving Consents.

(a) For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Board may fix in advance a record date which shall not be greater than sixty (60) days nor fewer than ten (10) days before the date of any such meeting. If the Board does not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the business day immediately preceding the day on which such notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining Members entitled to give consent to action in writing without a meeting, (a) when no prior action of the Board has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Board has been taken, shall be such date as determined for that purpose by the Board, which record date shall not precede the date upon which the resolution fixing it is adopted by the Board and shall not be more than twenty (20) days after the date of such resolution.

(c) Only Members of record on the record date as herein determined shall have any right to vote or act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member’s Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

Section 11. Proxies. Every Member entitled to vote or act on any matter at a meeting of Members shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Member in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Member if the Member’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Member or the Members attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Except to the extent inconsistent with the provisions hereof, the General Corporation Law of the State of Delaware, and judicial construction thereof by the Courts of the State of Delaware, shall be applicable to proxies granted by any Member.

ARTICLE II.

MANAGERS AND MEETINGS OF MANAGERS

Section 1. Powers. The powers of the Board shall be as provided in the Agreement.

Section 2. Numbers of Managers. The number of Managers shall be as provided in the Agreement.

Section 3. Vacancies. Vacancies in the authorized number of Managers may be filled as provided in the Agreement.

Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Board may be held at any place that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Managers participating in the meeting can hear one another, and all Managers participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5. Regular Meetings. Unless the Board should determine otherwise, regular meetings of the Board shall be held quarterly.

Section 6. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by any Manager. Notice of the time and place of a special meeting shall be delivered personally or be telephone to each Manager and sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Manager at the Manager’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Manager or to a person at the office of the Manager who the person giving the notice has reason to believe will promptly communicate it to the Manager. The notice need not specify the purpose of the meeting.

Section 7. Quorum. A majority of the authorized number of Managers shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article II. Every act or decision done or made by the affirmative vote of a majority of the Managers of the Board shall be regarded as the act of the Board, except to the extent that the vote of a higher number of Managers is required by the Agreement, these Bylaws or applicable law.

Section 8. Waiver of Notice. Notice of any meeting need not be given to any Manager who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meetings. Notice of a meeting shall also be deemed given to any Manager who attends the meeting without protesting before or at its commencement at the lack of notice to that Manager.

Section 9. Adjournment. A majority of the Managers present, whether or not constituting a quorum, may adjourn ay meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article II.

Section 10. Action Without a Meeting. Any action to be taken by the Board at a meeting may be taken without such meeting by the written consent of a majority of the Managers then in office (or such higher number of Managers as is required to authorize or take such action under the terms of the Agreement, these Bylaws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Board. If any action is so taken by the Board by the written consent of less than all of the Managers, prompt notice of the taking of such action shall be furnished to each Manager who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 11. Proxies. Any Manager shall have the right to vote or act on any matter at a meeting of the Board either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Manager in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Manager if the Manager’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Manager or the Manager’s attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Manager who executed it before the vote pursuant to that proxy by a writing delivered to the Board stating that the proxy is revoked by a subsequent proxy executed by or attendance at the meeting and voting in person by the Manager executing that proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Board before the vote pursuant to that proxy is counted. A proxy purporting to be executed by or on behalf of a Manager shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Except to the extent inconsistent with the provisions hereof, the General Corporation Law of the State of Delaware, and judicial construction thereof by the Courts of the State of Delaware, shall be applicable to proxies granted by any Manager.

Section 12. Delegation of Power. Any Manager may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Manager or Managers; provided that in no case shall fewer than two (2) Managers personally exercise the powers granted to the Board, except as otherwise provided by resolution of the Board of Managers. A Manager represented by another Manager pursuant to such power or attorney shall be deemed to be present for purposes of establishing a quorum and satisfying any voting requirements. The Board may, by resolution, delegate, any or all of their powers and duties granted hereunder or under the Agreement to one or more committee of the Managers, each consisting of one or more Managers, or to one or more officers, employees or agents, including without limitation Members, and to the extent any such powers or duties are so delegated, action by the delegate or delegates shall be deemed for all purposes to be action by the Board. All such delegates shall serve at the pleasure of the Board. To the extent applicable, notice shall be given to, and action may be taken by, any delegate of the Managers as herein provided with respect to notice to, and action by, the managers.

ARTICLE III.

OFFICERS

Section 1. Officers. The officers of the Company shall be a President, a Secretary and a Chief Financial Officer. The Company may also have, at the discretion of the Board, such other officers or assistant officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person. An officer may, but need not, be a Manager.

Section 2. Election of Officers. All offices shall be chosen by the Board, and shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Additional Officers. The Board, at its discretion, may appoint, or empower the President to appoint, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, or such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board (or, to the extent the power to prescribe authorities and duties of additional officers is delegated to him or her, the President) may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract or employment, any officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board or by such officer, if any, upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled by the Board. The President may make temporary appointments to a vacant office pending action by the Board.

Section 6. President. The President shall be the general manager and the chief executive of the Company and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Company. The President shall preside at all meetings of the Members and at all meetings of the Board. The President shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 7. Vice-President. In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. A Vice-President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the President, the Board or these Bylaws.

Section 8. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of the Members, the Board and committees of the Board, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at the Managers’ or committee meetings, the Percentage Interests present or represented at the Members’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company’s transfer agent or registrar, a record of its Members giving the names and addresses of all Members and the Percentage Interests held by each. This information may be kept in written form or in any other form capable of being converted into written form.

The Secretary shall give, or cause to be given, notice of all the meetings of the Members and of the Board required by these Bylaws or by law to be given, and in general perform all duties incident to the office of Secretary and shall have such other powers and perform such other duties as may be prescribed by the President, the Board or by these Bylaws.

Section 9. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any Manager or Member.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board, shall render to the President and the Board, whenever they request it, an account of all of his or her transaction as Chief Financial Officer and of the financial condition of the Company, and in general perform all duties incident to the office of Chief Financial Officer and shall have such other powers and perform such other duties as may be prescribed by the President, the Board or these Bylaws.

ARTICLE IV.

RECORDS AND REPORTS

Section 1. Maintenance and Inspection of Member List. The Company shall maintain at its principal place of business a record of its Members, giving the names and addresses of all Members and the Percentage Interest held by each Member. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Board from time to time, each Member has the right, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member’s interest as a Member of the Company a record of the Company’s Members.

Section 2. Maintenance and Inspection of Bylaws. The Company shall keep at its principal place of business the original or a copy of these Bylaws an amended to date, which shall be open to inspection by the Members at all reasonable times during office hours.

Section 3. Maintenance and Inspection of Other Records. The accounting books and records, minutes of proceedings of the Members and the Board and any committees or delegates of the Board and all other information pertaining to the Company that is required to be made available to the Members under the Delaware Act shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal place of business of the Company. The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into writing form. The books of account and records of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied, wherein all transactions, matters and things relating to the business and properties of the Company shall be currently entered. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the Board from time to time, minutes, accounting books and records and other information shall be open to inspection upon the written demand of any Member at any reasonable time during usual business hours for a purpose reasonably related to the Member’s interests as a Member. Any such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Notwithstanding the foregoing, the Board shall have the rights to keep confidential from Members for such period of time as the Board deems reasonable, any information which the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

Section 4. Inspection by Managers. Every Manager shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Company for a purpose reasonably related to his or her position as Manager. This inspection by a Manager may be made in person or by an agent or attorney and the right of inspection including the right to copy and make extracts of documents.

ARTICLE V.

GENERAL MATTERS

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable by the Company shall be signed or endorsed in such manner and by such person or person as shall be designated from time to time in accordance with the resolution of the Board.

Section 2. Representation of Shares of Other Entities Held by Company. The President or any other person authorized by the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Company any and all shares of any operation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Company. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 3. Seal. The Board may, in its sole discretion, approve and adopt an official Company seal, which may be altered by them at any time. Unless otherwise required by the Board, any seal so adopted shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Company.

ARTICLE VI.

AMENDMENTS AND INCORPORATION BY REFERENCE INTO AGREEMENT

Section 1. Amendment. These Bylaws may be restated, amended, supplemented or repealed only by the unanimous affirmative vote or written consent of the Members.

Section 2. Incorporation by Reference of Bylaws into Agreement. These Bylaws and any amendments thereto shall be deemed incorporated by reference in the Agreement.

ADOPTION:

I HEREBY CERTIFY that these Bylaws were unanimously approved and adopted by the Members on December 15, 2004.

/s/ John Benjamin
Secretary